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                                                                    Exhibit 10.8

                     SIXTH AMENDMENT TO SECOND AMENDED AND
                     -------------------------------------
                            RESTATED LOAN AGREEMENT
                            -----------------------


     THIS SIXTH AMENDMENT TO LOAN AGREEMENT (the "Sixth Amendment") is made as of this 8th day of May 2000, by and between STORAGE COMPUTER CORPORATION, a Delaware corporation (the "Borrower") and CITIZENS BANK OF MASSACHUSETTS (successor in interest to State Street Bank and Trust Company), a Massachusetts chartered trust company (hereinafter referred to as the "Bank").

     WHEREAS, the Borrower and the Bank are parties to a Second Amended and Restated Loan Agreement dated as of November 16, 1998 as amended by the First Amendment to Second Amended and Restated Loan Agreement dated as of April 30, 1998, Second Amendment to Second Amended and Restated Loan Agreement dated as of July 1, 1999, Third Amendment to Second Amended and Restated Loan Agreement dated as of October 25, 1999, Fourth Amendment to Second Amended and Restated Loan Agreement dated as of December 22, 1999 and a letter agreement dated as of April 6, 2000 (collectively, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Loan Agreement as follows:

Section 1.  Amendment of Section 1.01.  Section 1.01 of the Loan Agreement is
            -------------------------
     hereby amended as follows:

     (a) the definition of "Maturity Date" contained in Section 1.01 of the Loan Agreement is deleted in its entirety and replaced with the following: "Maturity Date" shall mean January 2, 2001.

     (b) the definition of "Maximum Line Availability" contained in Section 1.01 of the Loan Agreement is deleted in its entirety and replaced with the following:

          "Maximum Line Availability" shall mean the line of credit made available to the Borrower under this Agreement (subject to the proviso at the end of this definition) in the maximum principal amounts during the following periods indicated:
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               Period                              Maximum Line Availability
               ------                              -------------------------

          May 8, 2000 up to the Maturity Date              $1,730,000

          Maturity Date                                             0

          provided, however, the Maximum Line Availability shall be permanently
          -----------------
          reduced by any proceeds received by the Borrower or Bank pursuant to
          Section 2.01(g).

      (c) the definition of "Note" contained in Section 1.01 of the Loan Agreement is deleted in its entirety and replaced with the following:

          "Note" shall mean the secured Fifth Amended and Restated Line of Credit Note in the maximum principal amount of $1,730,000 dated May 8, 2000 issued by the Borrower to the Bank in the form of Exhibit A hereto, and all extensions, renewals, modifications, substitutions, replacements and restatements thereof.

      (d) the following definitions shall be deleted from Section 1.01 of the Loan Agreement: "One Year Extension Date", "Sixth Month Extension Date" and "Three Month Extension Date."

      (e) the following definition shall be added to Section 1.01 of the Loan Agreement in the appropriate alphabetical order:

      "Additional Warrants" shall mean the Warrants attached hereto as Exhibit I
                                                                       ---------
and Exhibit J.
    ---------

Section 2.  Amendment of Article II.  Article II of the Loan Agreement is hereby
            -----------------------
          amended as follows:

     (a) Sections 2.01(g)(v), 2.02(a), 2.10 and 2.11 of the Loan Agreement are hereby deleted in their entirety and replaced with the following Sections 2.01(g)(v), 2.02(a), 2.10 and 2.11:

     Section 2.01(g)(v).  Licensing Proceeds Prepayments.  Within ten days of
     ------------------   ------------------------------
receipt, the Borrowers shall pay to the Bank as a prepayment of the Loans to be applied as a permanent reduction of the Maximum Line Availability an amount equal to 100% of any net proceeds, including without limitation any royalties or other payments whether scheduled or otherwise, received from any licensing agreement entered into by the Borrower or its Subsidiary after May 8, 2000.

     Section 2.02(a).  Rates of Interest.  Through August 31, 2000, the Note
     ---------------   -----------------
shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate plus one percent (1%). After August 31, 2000, the Note shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate plus three percent (3%).

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     Section 2.10.  Waiver and Restructure Fee.  The Borrower shall pay to the
     ------------   --------------------------
Bank a non-refundable Waiver and Restructure Fee in the aggregate amount of $200,000, of which (a) $25,000 (the "Initial Fee") will be paid on May 8, 2000; and (b) the remaining $175,000 (the "Deferred Fee") of which shall be due and payable in full on the Maturity Date; provided, however, that $25,000 of the Deferred Fee shall be waived if all outstanding Obligations are paid in full in cash on or prior to June 30, 2000. Notwithstanding the foregoing, the entire Deferred Fee (i.e., $175,000) must be paid immediately without notice upon the occurrence of an Event of Default. As of May 8, 2000, the Deferred Fee is the only outstanding fee owing by the Borrower to the Bank pursuant to Section 2.10.

     Section 2.11.  Additional Warrants.  On or before May 31, 2000, the
     ------------   -------------------
Borrower agrees to execute and deliver to the Bank, or its nominee, two (2) Additional Warrants (the "First Additional Warrant" and the "Second Additional Warrant") to purchase an aggregate of 100,000 shares of Common Stock (as defined in the Additional Warrants) at a purchase price of $15.00 per share. The First Additional Warrant shall be to purchase 25,000 shares and shall be exercisable for a three-year period beginning July 1, 2000. The Second Additional Warrant shall be to purchase 75,000 shares and shall be exercisable for a three-year period beginning September 1, 2000 (the "Exercise Date"). The Bank agrees that in the event that by the Exercise Date the Borrower pays all of the Obligations in full in cash and the Maximum Live Availability is permanently reduced to zero the Bank will return the Second Additional Warrant to the Borrower marked canceled.

Section 3.  Affirmative Covenants.  Article V of the Loan Agreement is hereby
            ---------------------
            amended as follows:

       (a)  Section 5.16 of the Loan Agreement is deleted in its entirety.

Section 4.  Financial Covenants.   Article VII of the Loan Agreement is hereby
            -------------------
            amended as follows:

       (a) Sections 7.01 and 7.02 of the Loan Agreement are deleted in their entirety and replaced with the following:

       Section 7.01.  Minimum Working Capital.
       ------------   -----------------------

           The Borrower shall maintain at all times Working Capital of at least $750,000 either in cash or unused Maximum Line Availability.

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

     Section 7.02.  Maximum Net Operating Loss.
     ------------   --------------------------

          The Borrower will not permit its Net Operating Loss, for any of the fiscal periods, to be more than $250,000 for each quarter beginning the quarter ending June 30, 2000.

Section 5.  Waiver of Defaults.  The Borrower has informed the Bank that Events
            ------------------
of Default have occurred under the Credit Agreements as a result of the failure of the Company to observe the following covenants set forth on Schedule 1 hereto (the "Designated Events of Default"). The Bank hereby waives the Designated Events of Default solely as of the dates of such defaults. This waiver is limited as to the Designated Events of Default and shall not (other than as set forth herein) constitute a modification, amendment or waiver of any other provision of the Credit Agreements or constitute a course of dealing between the parties.

Section 6.  Conversion of Cash Collateral.  The Bank, the Borrower and Theodore
            -----------------------------
Goodlander hereby agree that the $1,000,000 in cash (the "Cash Collateral") pledged to the Bank by Theodore Goodlander on April 6, 2000 as additional security for the Obligations (including obligations under the Goodlander Guaranty) shall be converted on the date hereof by the Bank and applied in the Bank's discretion to outstanding Obligations.

Section 7.  Effectiveness; Conditions to Effectiveness.  This Sixth Amendment to
            ------------------------------------------
Loan Agreement shall become effective upon execution hereof by the Borrower and the Bank and satisfaction of the following conditions:

       (a)  Delivery to the Bank of (i) this Sixth Amendment, (ii) the Note and
(iii) the Initial Fee.

       (b) Confirmation of receipt of $5,820,000 of net proceeds from equity financing on terms and conditions satisfactory to the Bank, applied against the Obligations and permanently reducing the Maximum Line Availability.

       (c) Delivery to the Bank such other documents as the Bank shall reasonably require.

Section 8.  Post-Closing Covenants.  On or before May 31, 2000, the Borrower
            ----------------------
shall provide the Bank with the following documents (the "Conditions"):

       (a) Copies of Resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Borrower under this Sixth Amendment and the Additional Warrants (as well as ratifying the authorization of execution, delivery and performance of the Security Documents) certified by a Secretary or an Assistant Secretary of the Borrower which certificate shall state that the resolutions are in full force and effect.


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

       (b) Certificate of the Secretary or Assistant Secretary of the Borrower certifying the name and signatures of the officers of the Borrower authorized to sign this Sixth Amendment and other documents to be delivered in connection therewith as well as certifying and delivering certified articles of incorporation and by-laws.

       (c)  Delivery to the Bank of the Additional Warrants.

       (d) Confirmation of the existing guarantees of the Borrower's Subsidiaries and Theodore Goodlander and the other Security Documents.

       (e)  Long Form Good Standing Certificates for Borrower.

The Borrower and the Bank agree that if the Borrower fails to meet all of the Conditions by May 31, 2000 it will be deemed an Event of Default.

Section 9.  Miscellaneous.
            -------------

       (a) The Borrower hereby confirms to the Bank that the representations and warranties of the Borrower set forth in Article III of the Loan Agreement (as amended and supplemented hereby) are true and correct as of the date hereof, as if set forth herein in full.

       (b) The Borrower has reviewed the provisions of this Sixth Amendment and all documents executed in connection therewith or pursuant thereto or incident or collateral hereto or thereto from time to time and except otherwise set forth on Schedule 1 attached hereto, there is no Event of Default, and no condition which, with the passage of time or giving of notice or both, would constitute an Event of Default.

       (c) The Borrower agrees that each of the Loan Documents shall remain in full force and effect after giving effect to this Sixth Amendment. The granting of the liens and security interests under the Security Documents secure all the Obligations as may be amended by this Sixth Amendment. The guarantees of the Borrower's Subsidiaries guarantee all of the Obligations as may be amended by this Sixth Amendment.

       (d) This Sixth Amendment represents the entire agreement among the parties hereto relating to this Sixth Amendment, and supersedes all prior understandings and agreements among the parties relating to the subject matter of this Sixth Amendment. The Borrower waives and releases any claims it may have against, and forever discharges, the Bank and its officers, directors, agents, attorneys, employees, successors and assigns (the "Releases") from any claims and causes of action arising out of the transactions referred to or contemplated in any way by the Loan Documents, and this Sixth Amendment or otherwise, including without limitation, claims or defenses it may have to the effect that the Releases may have in any way acted or failed to act in any manner as to cause injury to the Borrower or anyone claiming by or through them.

       (e) The Borrower represents and warrants that neither the execution, delivery or performance by the Borrower of any of the obligations contained in this Sixth Amendment or in any Bank Document requires the consent, approval or authorization of any person or governmental authority or any action by or on account of with respect to any person or governmental authority.

       (f) The Borrower agrees to pay on demand all of the Bank's reasonable expenses in preparing, executing and delivering this Amendment, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank's special counsel and all travel related expenses of the Bank in connection with any field audits or otherwise. This Sixth Amendment shall be a Loan Document and shall be governed by and construed and enforced under the laws of the Commonwealth of Massachusetts.

       (g) The Bank agrees that upon satisfaction in full, in cash of the Obligations as determined by the Bank, the Bank shall return to the Borrower any collateral or other property of the Borrower, at the Borrower's expense.

       (h) The Borrower and the Bank agree that Exhibits A, I and J attached to this Sixth Amendment shall be Exhibits to the Loan Agreement and the Warrants and Additional Warrants are Loan Documents under the Loan Agreement.

                          [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment to Loan Agreement under seal as of the date first written above.

                              STORAGE COMPUTER CORPORATION



                              By:   /s/ Theodore J. Goodlander
                                  --------------------------------
                                 Name:  Theodore J. Goodlander
                                 Title: President


                              CITIZENS BANK OF MASSACHUSETTS
                              (as successor in interest to State Street Bank
                                and Trust Company)



                              By:  /s/   Kenneth Mooney
                                 ----------------------
                                  Name:   Kenneth Mooney
                                  Title:  Senior Vice President

                          DESIGNATED EVENTS OF DEFAULT
                          ----------------------------

                                   Schedule 1
                                   ----------

     The Designated Events of Default under the Loan Agreement are as follows:

     1. The failure of the Borrower to comply with the financial covenants contained in Sections 7.01, 7.02 and 7.03 of the Loan Agreement for the months ended January 31, 2000, February 29, 2000, March 31, 2000 and April 30, 2000.

     2. The failure of the Borrower to deliver to the Lender on a timely basis the Borrower's monthly financial statements for the month ended March 31, 2000, as required by Section 5.03(b) of the Loan Agreement.

DOCSC\877391.4

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